UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2025

ANGEL OAK FINANCIAL STRATEGIES INCOME TERM TRUST
(Exact name of Registrant as Specified in Its Charter)

Delaware	811-23358	83-1328557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Peachtree Road NE, Suite 1725 Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	FINS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consistent with applicable requirements under the Investment Company Act of 1940, as amended, requiring the post-Transaction (as defined and discussed below) Board of Trustees (the “Board”) to be comprised of more than 75% independent Trustees, the Board of Angel Oak Financial Strategies Income Term Trust (the “Fund”) has accepted the resignation of Clayton Triick, Head of Portfolio Management, Public Strategies of Angel Oak (as defined below), as a Trustee of the Board of the Fund pursuant to its governing documents, effective as of the close of business on September 30, 2025. The Board has further decreased the number of Trustees on the Board to five.

Additionally, effective as of October 1, 2025, Ward Bortz has replaced Adam Langley as President of the Fund.

Item 8.01. Other Events.

As previously announced on April 1, 2025, on October 1, 2025, Brookfield Asset Management Ltd. acquired a majority of Angel Oak Companies, LP, the parent of Angel Oak Asset Management Holdings, LLC, itself the parent of Angel Oak Capital Advisors, LLC (“Angel Oak”), the investment adviser of the Fund (the “Transaction”). The Transaction is not expected to result in any material change in the day-to-day management of the Fund. The closing of the Transaction was announced via press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 2, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Angel Oak Financial Strategies Income Term Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angel Oak Financial Strategies Income Term Trust

Date: October 2, 2025	By:	/s/ Ward Bortz
		Name:	Ward Bortz
		Title:	President